OBIE MEDIA CORPORATION


                            NOTICE OF ANNUAL MEETING

                                       AND

                                 PROXY STATEMENT


                                 APRIL 21, 2000

                             OBIE MEDIA CORPORATION
                              4211 West 11th Avenue
                              Eugene, Oregon 97402

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 April 21, 2000


To the shareholders of
Obie Media Corporation:

                  The annual meeting of the shareholders of Obie Media Corporation, an Oregon corporation (the "Company"), will be held at 3 p.m. on April 21, 2000, at the offices of the Company, located at 4211 West 11th Avenue, Eugene, Oregon, for the following purposes:

                  1. To elect two Class 2 directors to serve until the 2003 annual meeting of shareholders.

                  2.       To approve the Company's Employee Share Purchase
Plan.

                  3. To approve an amendment to the Company's Restated 1996 Stock Incentive Plan increasing the number of shares issuable under the Plan.

                  4. To transact such other business as may be properly brought before the meeting.

                  The foregoing items of business are more fully described in the proxy statement accompanying this notice.

                  All shareholders are invited to attend the meeting. Shareholders of record at the close of business on March 15, 2000, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting. Shareholders may vote in person or by proxy.

                                            By order of the Board of Directors

                                            Delores M. Mord
                                            Secretary

Eugene, Oregon
March 16, 2000

YOUR VOTE IS IMPORTANT. Whether or not you intend to be present at the meeting, please sign and date the enclosed proxy and return it in the accompanying envelope to ensure that your shares will be voted.

                             OBIE MEDIA CORPORATION

                                 PROXY STATEMENT

                       2000 Annual Meeting of Shareholders


                                  INTRODUCTION

                  The enclosed proxy is solicited by the Board of Directors of Obie Media Corporation (the "Company" or "Obie Media"), to be used at the annual meeting of shareholders to be held at 3 p.m. on April 21, 2000, and at any adjournment or postponement thereof. The meeting will be held at the Company's offices located at 4211 West 11th Avenue, Eugene, Oregon 97402. A copy of the notice of the meeting is attached. The Company expects to mail this proxy statement and the proxy to shareholders on or about March 16, 2000.

                  The persons named in the enclosed proxy will vote in the manner directed and, in the absence of such direction, will vote for the election of both of the named nominees for director, for the approval of the Employee Share Purchase Plan, and for the approval of the amendment to the Company's Restated 1996 Stock Incentive Plan increasing the number of shares issuable under that Plan. As to other items of business that may arise at the meeting, the proxyholders will vote in accordance with their best judgment.

                  Any proxy submitted by a shareholder may be revoked by the shareholder at any time before its use by giving notice of such revocation to the Secretary of the Company. If a shareholder attends the meeting and desires to vote in person, his or her proxy will not be used.

                  The solicitation of proxies is being handled by the Company at its own cost, principally through the use of the mails. Brokers, dealers, banks and other nominees will be requested to forward soliciting material to the beneficial owners of the shares and to obtain authorization for the execution of proxies. The Company will reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxies and proxy material to the beneficial owners of stock held of record by such persons.

                  A copy of the Company's Annual Report to Shareholders for the fiscal year ended November 30, 1999 is enclosed. A copy of the Company's Form 10-KSB, filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is included in the Annual Report to Shareholders.

                                  VOTING RIGHTS

                  All holders of record of the Company's Common Stock, without par value ("Common Stock"), at the close of business on March 15, 2000 will be entitled to vote in person or by proxy at the annual meeting. On that date, 5,884,253 shares of Common Stock were outstanding and entitled to vote. The holders of the Common Stock are entitled to one vote for each share of Common Stock held. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock at the annual meeting will constitute a quorum for the transaction of business.

                  A majority of the outstanding Common Stock must be represented at the meeting in person or by proxy in order to constitute a quorum for the transaction of business. Brokers are permitted to vote the shares held by them in "street name" on routine matters without receiving specific directions from the beneficial owners of the shares, but brokers must receive specific directions from beneficial owners before they may vote on nonroutine matters. Thus, brokers enter a "broker nonvote" on nonroutine matters with respect to shares where the broker has not received direction from the beneficial owner. These broker nonvotes, as well as "abstentions" and "withheld" votes, are counted in determining whether a quorum is present, but are not counted for or against the proposal at issue.


                 PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP

                  The following table shows, as of February 1, 2000, the number and percentage of outstanding shares of the Company's Common Stock beneficially owned by each person known by the Company to beneficially own 5% or more of the Company's Common Stock, by each director, by each of the executive officers named in the Summary Compensation Table, and by all directors and executive officers of the Company as a group.



Name and Address                    Amount and Nature           Percentage of
of Beneficial Owner            of Beneficial Ownership (1)      Common Stock
-------------------            -----------------------          ------------

Brian B. Obie                         1,977,735 (2)(3)              33.6%
Eugene, Oregon

Randall C. Pape'                        576,972 (4)(5)               9.8
Eugene, Oregon

Delores M. Mord                         318,386 (2)(3)               5.4
Eugene, Oregon

T. Rowe Price Associates, Inc.          293,450 (6)                  5.0
Baltimore, Maryland

Wayne P. Schur                           75,500 (5)                  1.3
Langhorne, Pennsylvania

Stephen A. Wendell                       14,641 (2)(5)                *
Eugene, Oregon

Richard C. Williams                      39,149 (2)(5)                *
Eugene, Oregon

Steven F. Grover                          2,420 (5)                   *
Eugene, Oregon

James W. Callahan                        15,741 (5)                   *
Eugene, Oregon

All directors and executive officers  3,002,851 (2)(3)(4)(5)        50.3
as a group (8 persons)
------------------
*Less than 1% of the outstanding shares.

(1) A person is considered to "beneficially own" any shares: (a) over which such person exercises sole or shared voting or investment power; or (b) of which such person has the right to acquire ownership at any time within 60 days (e.g., through exercise of stock options). Voting and investment power relating to the shares referenced in the table above is exercised solely by the beneficial owner, except as indicated otherwise.

(2)  Includes shares owned by the spouses of the named persons as follows: Brian
     B. Obie, 22,275 shares; Delores M. Mord, 104,277 shares; Stephen A. Wendell, 3,872 shares; Richard C. Williams, 4,611 shares; and for all directors and executive officers as a group, 135,035 shares. All named persons disclaim beneficial ownership of shares owned by their spouses.

(3) Includes 26,809 shares owned by the Company's profit sharing and 401(k) plan. Brian B. Obie and Delores M. Mord serve on the administrative committee with responsibility for plan decisions.

(4) Includes 561,000 shares owned by The Pape' Group, Inc. Mr. Pape' is President, Chief Executive Officer and controlling shareholder of The Pape' Group, Inc.

(5) Includes shares subject to options exercisable within 60 days after February 1, 2000, as follows: Randall C. Pape', 2,662 shares; Wayne P. Schur, 60,500 shares; Stephen A. Wendell, 2,662 shares; Richard C. Williams, 2,662 shares; Stephen F. Grover, 2,420 shares; James W. Callahan, 11,979 shares; and for all officers and directors as a group, 82,885 shares.

(6) As reported by the shareholder in a Schedule 13G filed with the Securities and Exchange Commission (the "SEC") in February 2000. These shares are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the shares. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such shares.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

            The Company's Restated Articles of Incorporation (the "Articles") provide that, when the Company has six or more directors, the Board of Directors will be divided into three classes (Class 1, Class 2 and Class 3), with the members of each class serving for staggered three-year terms. The Company has six directors. Accordingly, at each annual meeting of the Company's shareholders, the number of directors equal to the number of the directors in the class whose term expires at the time of the meeting will be elected to hold office until the third succeeding annual meeting. The Articles limit the number of directors to nine. Class 1, Class 2 and Class 3 directors serve for terms expiring at the annual meeting of Obie Media shareholders in 2002, 2000 and 2001, respectively.

                  Two Class 2 directors will be elected at the 2000 annual meeting of shareholders. They will serve until the annual meeting in 2003, or until their respective successors are elected and qualified. Management's nominees for Class 2 director are Randall Pape' and Stephen Wendell. Mr. Pape' and Mr. Wendell are current members of the Board.

            Any nomination for director submitted by a shareholder must be made in accordance with the Company's Bylaws. Under the Company's Bylaws, any nomination for director submitted by a shareholder must be received by the Secretary no later than March 22, 2000. A shareholder submitting a director nomination must set forth as to each person whom the shareholder proposes to nominate: (a) the name, age, business address and residence address of the nominee; (b) the principal occupation or employment of the nominee; (c) the class or series and number of shares of capital stock of the Corporation owned beneficially or of record by the nominee; and (d) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. The shareholder notice must be accompanied by a signed written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. If shareholders wish to submit nominations for consideration at any subsequent annual shareholder meeting, such submission must be received by the Company's Secretary not less than 30 days before the date of that annual meeting.

            A quorum being present at the shareholder meeting, the two nominees for Class 2 director receiving the most votes cast in person or by proxy will be elected as directors for a three-year term. There is no cumulative voting. Shareholders cannot vote for more than two directors. Directors will hold office until the 2003 annual meeting of Obie Media shareholders or until their successors are duly elected and qualified. Both nominees for director have agreed to serve if elected. If either nominee should become unavailable to serve as a director prior to the annual meeting, the persons named in the enclosed proxy will vote for such substitute nominee as may be designated by the Board of Directors.

            Certain information with respect to each person nominated for election as a director at the annual meeting and each person whose term of office as a director will continue after the meeting is set forth below:

                                                                                   Director
Name                   Principal Occupation                             Age          Since
----                   --------------------                             ---          -----

Class 2 Nominees - Terms to Expire in 2003:

Randall C. Pape'       President and Chief Executive Officer of          49           1996
                       The Pape' Group President and Chief
                       Executive Officer of Liberty Financial Group

Stephen A. Wendell     Registered Representative and Investment          58           1996
                       Advisory Agent with KMS Financial Services,
                       Inc.

Class 1 Directors - Terms Expire in 2002:

Delores M. Mord        Vice President of Obie Industries                 66           1987
                       Incorporated ("Obie Industries")

Wayne P. Schur         Executive Vice President of the Company           55           1998

Class 3 Directors - Terms Expire in 2001:

Brian B. Obie          Chairman of the Board, President and Chief        58           1987
                       Executive Officer of the Company

Richard C. Williams    President and Chief Executive Officer of          60           1996
                       Centennial Bancorp


Class 2 Nominees - Terms to Expire in 2003

                  Randall C. Pape' became a director of Obie Media in 1996. Since 1981, Mr. Pape' has served as President and Chief Executive Officer of The Pape' Group, Inc., a supplier of capital equipment and services, which operates as a holding company for Pape' Bros., Inc., Flightcraft, Inc., Hyster Sales Company, Pape' Properties, Inc. and Industrial Finance Company. He also serves as President and CEO of Liberty Financial Group, a holding company for LibertyBank, EcoSort LLC, and Sanipac, Inc. He is also a partner in Pape' Investment Company and President and CEO of Mt. Bachelor, Inc. Since 1996, Mr. Pape' has served as a director of Northwest Natural Gas Company, a distributor of natural gas in Oregon and Washington. He currently serves as President of the Board of Trustees of the University of Oregon Foundation, is a member of the Oregon Business Council and is a trustee for the Nature Conservancy of Oregon.

                  Stephen A. Wendell became a director of Obie Media in 1996. Since November 1998, Mr. Wendell has been a registered representative and investment advisory agent with KMS Financial Services, Inc., an independent privately owned financial services firm based in Seattle, Washington. From 1995 to February 1998, he was Chief Financial Officer and a director of Umpqua Feather Merchants, Inc., a manufacturer and distributor of fishing flies and related accessories. From 1992 to 1995, Mr. Wendell served as a consultant to Umpqua Feather Merchants, Inc. and other companies, including companies providing advertising and food services. Since 1993, Mr. Wendell has been the principal shareholder and President of Continental Land and Cattle Company, a residential real estate development company.

Class 1 Directors - Terms Expire in 2002

                  Delores M. Mord is a co-founder of Obie Media and has served as the Company's Secretary and as a director since the Company's inception in 1987. She served as Vice President of Obie Media until 1996. Ms. Mord has served as an officer (currently as Vice President) and a director of Obie Industries since its formation in 1960. Obie Industries, which now operates as a real estate management company, was Obie Media's parent corporation until 1996. Ms. Mord has 39 years of experience in the out-of-home advertising industry.

                  Wayne P. Schur was appointed Executive Vice President of Obie Media in September 1998. He was appointed a director of Obie Media in October 1998 and is also a director of P & C, one of the Company's wholly owned subsidiaries. He was the President and sole or principal shareholder of P & C from 1981 to September 1998, when P & C was acquired by Obie Media. He continues as President of P & C. Mr. Schur has 25 years of experience in the out-of-home advertising industry.

Class 3 Directors - Terms Expire in 2001

                  Brian B. Obie is the Chairman of the Board, President and Chief Executive Officer of Obie Media. He is a co-founder of Obie Media and has served as its President and as a director since its inception in 1987. Since January 2000, he has served as the President of Obie Media Limited, a British Columbia corporation and one of Obie Media's wholly owned subsidiaries. Since January 1998, he has been Treasurer of Obie Media Limited and, since September 1998, he has been a director of P & C. Mr. Obie is also employed by and is a director of Obie Industries, where he has served as President since 1968. Mr. Obie has 39 years of experience in the out-of-home advertising industry. He has been Chairman of the Board of Centennial Bancorp, a bank holding company, since 1981. He is a former mayor of Eugene, Oregon.

                  Richard C. Williams became a director of Obie Media in 1996. He has served as President, Chief Executive Officer and a director of Centennial Bancorp since 1981. He has served as Vice Chairman of Centennial Bank, a wholly owned subsidiary of Centennial Bancorp, since 1992, was its Chief Executive Officer from 1992 until January 1998, and was its President from 1977 to 1992. He has been a director of Centennial Bank since 1977. In 1999, Mr. Williams became a director of Elmer's Restaurants, Inc., a franchisor and operator of full-service, family-oriented restaurants.

Board Committees
----------------

                  The Company maintains two standing committees, an Audit Committee and a Compensation Committee, but does not maintain a standing nominating committee.

                  The Audit Committee reviews and makes recommendations to the Board of Directors with respect to the engagement and discharge of the Company's independent auditors and the terms of such engagement, reviews the policies and procedures of the Company and management with respect to maintaining the Company's books and records, and reviews with the independent auditors the results of the auditing engagement and any recommendations the auditors may have with respect to the Company's financial, accounting or auditing systems. Stephen Wendell, Randall Pape' and Richard Williams serve on the Audit Committee, with Mr. Wendell serving as Chair. The Committee did not formally meet during fiscal 1999, but the results of the Company's audit were reviewed at the Company's regular Board meetings. The Audit Committee met in January 2000.

                  The Compensation Committee determines compensation for elected officers of the Company and prepares such reports with respect to such compensation as may be required by law. Richard Williams, Randall Pape' and Stephen Wendell serve on the Compensation Committee, with Mr. Williams serving as Chair. The Committee met once during fiscal 1999.

Board Meetings during 1999 Fiscal Year
--------------------------------------

                  The Board of Directors met in person four times during the 1999 fiscal year and acted by consent minutes one time. In fiscal 1999, each director attended at least 75% of the meetings of the Board of Directors and the committees on which the director served.

Compensation of Directors
-------------------------

                  Executive officers receive no compensation for serving as directors of Obie Media. All nonemployee directors receive $5,000 for each year they serve as a director. Upon becoming a director, Obie Media grants to each nonemployee director a nonqualified stock option to purchase 5,000 shares of Common Stock under the Company's Restated 1996 Stock Incentive Plan. On the date of each annual shareholder meeting, each nonemployee director is granted an additional option to purchase 1,000 shares. Options granted to nonemployee directors have a term of 15 years and an exercise price equal to the fair market value of the Company's

Common Stock on the grant date. The options become exercisable by the director at the rate of 20% per year of service.


                                   PROPOSAL 2

                    APPROVAL OF EMPLOYEE SHARE PURCHASE PLAN

                  The shareholders of the Company are being asked to approve the Employee Share Purchase Plan (the "Employee Plan"). The following summary of the material features of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached as Exhibit A to this proxy statement. All capitalized terms have the meanings set forth in the Employee Plan.

                  The Employee Plan provides for the purchase of up to 100,000 shares of the Company's Common Stock (subject to adjustment as provided in the Plan) by employees of the Company at a discount from market price. The purpose of the Employee Plan is to provide employees of the Company and its current and future subsidiaries with a convenient means to purchase shares of Common Stock of the Company at favorable prices through accumulated payroll deductions and to thereby encourage ownership in the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The Employee Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Code.

Eligibility
-----------

                  All regular employees of the Company and its subsidiaries who work at least 20 hours per week and who have been employed by the Company for more than one year are eligible to participate in the Employee Plan, except as described in the following paragraph. For purposes of the Plan, an individual will continue to be deemed an eligible employee while the individual is on sick leave or other leave of absence approved by the Company; provided, however, that where the period of leave exceeds 90 days, the employee will be deemed to have been terminated on the 91st day of such leave.

                  In no event will any employee be granted a right to purchase shares under the Employee Plan: (a) to the extent that, immediately after the grant, such employee would beneficially own 5% or more of the Common Stock of the Company; or (b) to the extent that the employee's rights to purchase stock under the Employee Plan would accrue at a rate that exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such right is granted) for each calendar year in which the right is outstanding at any time.

Administration; Term of Employee Plan
-------------------------------------

                  The Employee Plan will be administered by Marianne Dyer, the Director of Human Resources for the Company (the "Administrator"). The Employee Plan will continue through 2004, unless terminated earlier by the Board of Directors.

Offerings; Purchase Price
-------------------------

                  The Employee Plan will be implemented by consecutive three-month offering periods (each of which is referred to herein as an "Offering Period"). As of the first day of each Offering Period (the "Offering Commencement Date"), each eligible employee participating in such Offering Period will be granted an option to purchase on the last day of each Offering Period (the "Purchase Date") up to a number of shares determined by dividing such employee's payroll deductions accumulated prior to such Purchase Date and retained in the employee's account as of the Purchase Date by the applicable Exercise Price. The applicable Exercise Price will be an amount equal to between 90% and 100% of the fair market value of a share of Common Stock on the Offering Commencement Date or on the Purchase Date, whichever is lower, as determined under the Employee Plan.

                  Each eligible employee may participate in an Offering by filing a payroll deduction authorization form with the Company. The amount deducted from an employee's paycheck may not exceed 10% of the employee's base pay on each payday as of the beginning of the Offering Period. A participating employee my withdraw his or her payroll deductions credited to his or her account at any time prior to the Purchase Date for the Offering. Such withdrawal will not affect the employee's ability to participate in any succeeding Offering under the Employee Plan.

                  Unless a participating employee withdraws from the Employee Plan, his or her option for the purchase of shares will be exercised automatically on the Purchase Date, and the maximum number of full shares subject to option will be purchased for such employee participant at the applicable Exercise Price with the accumulated payroll deductions in his or her account. No fractional shares will be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share will be returned to the employee, without interest.

Changes in Capital Structure; Certain Corporate Transactions
------------------------------------------------------------

                  If any reorganization, merger, recapitalization, reclassification, stock dividend, stock split or similar transaction causes the outstanding Common Stock of the Company to increase or decrease or to be changed into a different number or kind of securities of the Company, the Administrator will make appropriate adjustments to the maximum shares available under the Employee Plan, and are subject to purchase under outstanding options, and on the option exercise price.

                  In the event of a dissolution of the Company, or of a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or shares of the Company, holders of outstanding options under the Employee Plan will be entitled to receive at the next Offering Termination Date, the cash, securities and/or property that a holder of such number of shares of the Common Stock was entitled to receive at the time of such transaction.

Transferability
---------------

                  A participant may not assign, transfer or otherwise dispose of (other than by will and the laws of descent and distribution) payroll deductions credited to the participant's account or any right of the participant to exercise an option to purchase shares under the Employee Plan. Shares of Common Stock acquired under the Employee Plan generally will be freely transferable.

                  The Board of Directors of the Company may at any time and for any reason terminate or amend the Employee Plan, except no such termination can affect options previously granted, provided that the Board of Directors will not, without shareholder approval: (a) increase the maximum number of shares that may be issued in any Offering; or (b) amend the requirements as to the class of employees eligible to purchase shares under the Employee Plan.

Certain Federal Income Tax Consequences
---------------------------------------

                  The following discussion is intended only as a general summary of certain of the federal income tax consequences arising from the purchase of Common Stock pursuant to the Employee Plan and the subsequent disposition of such Common Stock. Federal income tax consequences will vary as a result of individual circumstances. State, local and foreign tax consequences may be substantially different than the federal income tax consequences described herein. Also, this discussion does not discuss the tax consequences arising in the context of a participant's death.

         Grant and Purchase

                  Under applicable provisions of the Code, participants are taxed on all compensation, including the amount of payroll deductions used to purchase shares pursuant to the Employee Plan. However, participants will recognize no additional compensation income upon being granted a right to purchase shares. Furthermore, assuming that the Employee Plan qualifies under
Section 423 of the Code, participants will not recognize taxable income upon purchase of shares, even though they will pay less than fair market value for their shares. The Company will not be entitled to a deduction for tax purposes as a result of granting rights to purchase shares or as a result of participants purchasing shares.

         Sale of Common Stock

                  Assuming the Employee Plan qualifies under Section 423 of the Code, the tax treatment of a participant who sells shares purchased under the Employee Plan depends on how long the participant holds the shares. If a participant sells shares in a qualifying disposition (a sale more than the later of two years from the applicable Offering Commencement Date and one year from the Purchase Date), for a price in excess of the Exercise Price, the Participant generally will recognize ordinary income equal to the lesser of the excess of
(i) the fair market value of the shares on the Offering Commencement Date over the Exercise Price and (ii) the amount realized on the sale over the Exercise Price. Any additional gain generally will be taxed as capital gain. In the case of a qualifying disposition, the Company will not be entitled to any deduction as the result of such sale.

                  If a participant sells the shares before the expiration of the holding period described above, the sale is deemed to be a disqualifying disposition. In such a case, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the Purchase Date over the Exercise Price, even if the shares are actually sold for less than the fair market value on the Purchase Date. If the shares are sold for less than the fair market value on the Purchase Date, the participant can claim a capital loss for the decline in value. In the case of a disqualifying disposition, the Company will be entitled to a deduction equal to the amount the participant reports as ordinary income.

Expenses
--------

                  The Company will pay all costs and expenses of administering the Employee Plan.

Future Participation in the Employee Plan
-----------------------------------------

                  At February 29, 2000, approximately 80 employees (including officers) would be eligible to participate in the Employee Plan. Because the price of shares to be purchased will not be established until the end of the first Offering Period, and because benefits to be received depend on participants' decisions to participate throughout the Offering Periods, the benefits to be received under the Employee Plan by the foregoing persons is not determinable at the date of this proxy statement. The closing sale price of the Company's Common Stock on the Nasdaq National Market on March 7, 2000 was $9.38 per share.

Registration of Shares
----------------------

                  Assuming the shareholders approve the Employee Plan, the Company expects to register the shares of Common Stock covered by the Employee Plan under the Securities Act of 1933 as soon as practicable after such approval is obtained.

Vote Required
-------------

                  Approval of the Employee Plan requires that a quorum be present and that the number of votes cast in favor of the Employee Plan exceed the number of votes cast in opposition to the Plan. The Board of Directors unanimously recommends a vote FOR the Employee Share Purchase Plan.


                                   PROPOSAL 3

           APPROVAL OF AMENDMENT TO RESTATED 1996 STOCK INCENTIVE PLAN
                    INCREASING SHARES ISSUABLE UNDER THE PLAN

                  The Board has unanimously approved an amendment to the Company's Restated 1996 Stock Incentive Plan (the "Incentive Plan"), contingent upon shareholder approval, increasing the aggregate number of shares authorized for issuance under the Incentive Plan from 399,300 to 549,300 (subject to adjustment as described below). The following summary description of the Incentive Plan is qualified in its entirety by reference to the full text of the Incentive Plan, as proposed to be amended, and to agreements entered into pursuant to the Incentive Plan. (A copy of the Incentive Plan may be obtained without charge from Michael E. Hubbard, the Company's Corporate Controller.)

                  At February 29, 2000, options covering an aggregate of 295,147 shares were outstanding under the Incentive Plan. Only 68,851 shares are currently available for new awards under the Incentive Plan.

                  The purpose of the Incentive Plan and the proposed amendment is to promote the best interests of the Company and its shareholders by providing employees, directors and consultants of the Company and its subsidiaries with an opportunity to acquire a proprietary interest in the Company. The Incentive Plan is intended to promote continuity by increasing retention of employees, directors and consultants, and assisting in securing the services of new employees, directors and consultants. Management believes the Incentive Plan also provides incentives for such persons to exert maximum efforts for the success of the Company. The Incentive Plan provides for the issuance of shares pursuant to: (a) incentive stock options within the meaning of Section 422 of the Code ("ISOs"); (b) nonqualified stock options ("NQOs");
(c) stock bonuses; and (d) direct sales of stock.

                  The Incentive Plan was originally adopted by the Board, and approved by the Company's sole shareholder, on October 2, 1996. Should the proposed amendment not be approved, the Incentive Plan will remain in full force and effect, without the increase in the number of shares issuable under the Plan.

Administration
--------------

                  The Incentive Plan may be administered by a committee of the Board of Directors, but currently is administered by the full Board of Directors. The Board determines the persons to whom awards will be made under the Incentive Plan, when awards will be granted, the amount of the awards, and other terms and conditions of the awards, except that the authority to grant certain awards to non-officer employees has been delegated to certain officers of the Company. The Board may also waive or modify any restriction with respect to an award. The Board promulgates rules and regulations for the operation of the Incentive Plan, interprets the Plan and related agreements and generally supervises the administration of the Plan.

Eligibility
-----------

                  Employees, directors (including nonemployee directors) and consultants are eligible to participate in the Plan. Only employees are eligible to receive ISOs.

                  At February 29, 2000, approximately 80 employees (including officers) and four nonemployee directors of the Company are eligible to participate in the Incentive Plan. Each person to receive an award under the Incentive Plan must be a person the Board believes has made or will make an important contribution to the Company. In determining to make awards under the Incentive Plan, the Board may take into account the nature of the services rendered by the individual, the person's present and potential contribution to the success of the Company, and such other factors as the Board deems relevant.

Number Of Shares Covered By Incentive Plan
------------------------------------------

                  The Incentive Plan currently provides that up to 399,300 shares (after adjustment for stock splits) of Common Stock are available for issuance pursuant to the Plan. If the shareholders approve this amendment to the Incentive Plan, a total of 549,300 shares of Common Stock will be available for issuance under the Plan.

Term Of Incentive Plan; Amendment Of Incentive Plan
---------------------------------------------------

                  The Incentive Plan will remain in effect until all awards granted under the Plan have been satisfied or expired. However, no awards may be granted under the Plan after October 1, 2006. To the extent that an award lapses or terminates, any shares of Common Stock subject to such award will again be available for the grant of a future award under the Incentive Plan.

                  Generally, the Board of Directors may amend, modify or terminate the Incentive Plan at any time subject to the requirement for shareholder approval of certain material changes.

Stock Options
-------------

                  The term of each option granted under the Incentive Plan will be as specified by the Board at the date of grant, except that no ISO will have a term of more than ten years from the date of grant. No ISO may be granted to an individual who owns more than 10% of the total combined voting power of all classes of stock of the Company unless the exercise price is at least 110% of the fair market value of the Common Stock at the time of the grant and the term of the option is no more than five years from the date of grant.

                  The Board will determine the exercise price for all stock options. The exercise price for ISOs may not be less than the fair market value of the underlying Common Stock on the date of grant, and the exercise price for NQOs may not be less than 85% of the fair market value of the underlying shares on the date of grant. The exercise price of an option or portion thereof must be paid in full at the time of exercise in the manner prescribed by the Board.

                  In the event of the death or other termination of an optionee's employment with the Company, the Plan provides that the optionee's options may be exercised for specified periods thereafter (one year in the case of termination by reason of death or disability and three months in the case of termination for any other reason), but only if and to the extent the optionee was entitled to exercise the option at the date of such termination. The Plan also provides that, at the time of grant or at any time thereafter, the Board may extend the three-month and one-year post-termination exercise periods for any period up to the expiration date of the option and may increase the portion of the option that is exercisable.

Stock Sales and Bonuses
-----------------------

                  The Board may grant awards of Common Stock under the Plan. The Board will determine the persons to receive stock awards and will determine the amount and form of any payment due for the shares. The stock awards will be subject to such restrictions as the Board may determine. Such awards may be subject to forfeiture for breach of the terms and conditions of the stock agreement entered into at the time of such award.

Transferability
---------------
                  Options granted under the Incentive Plan are not transferable or assignable by the optionee except by will or by the laws of descent and distribution; provided, however, that, with the consent of the Board, NQOs may be assigned or transferred, subject to certain requirements, to the optionee's immediate family, to trusts for the benefit of the optionee's immediate family members, and pursuant to qualified domestic relations orders. An ISO may be exercised during the lifetime of the optionee only by the optionee, the optionee's guardian or legal representative.

Changes In Capital Structure; Certain Corporate Transactions
------------------------------------------------------------

                  If any reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split-up, combination of shares or stock dividend causes the outstanding Common Stock to increase or decrease or to be changed into a different number or kind of securities of the Company or any other corporation, the Board will make appropriate adjustments in the number and kind of shares available for awards under the Incentive Plan and in the number and kind of shares as to which outstanding options will be exercisable, so that the participant's proportionate interest before and after the event is maintained.

                  In the event of the dissolution of the Company, or of a merger, consolidation, or plan of exchange affecting the Company, in lieu of providing for options as provided in the preceding paragraph or in lieu of having the options continue unchanged, the Board may, in its sole discretion, provide a 30-day period prior to such event during which holders will have the right to exercise options in whole or in part without any limitation on exercisability, and upon the expiration of this 30-day period, all unexercised options will immediately terminate.

                  The existence of the Incentive Plan and the awards granted under the Plan does not affect the right or power of the Board or shareholders to make or authorize any change in the Company's capital structure, or to do or authorize any other corporate act or proceeding. Further, except as specifically provided in the Incentive Plan, the Company's issuance of stock or securities convertible into stock will not affect the number of shares of Common Stock subject to awards already granted at the time the subsequent issuance is made or the exercise price of the shares subject to these previously granted awards.

Certain Federal Income Tax Consequences
---------------------------------------

                  The following description of U.S. federal income tax consequences is intended merely to provide basic information with respect to the tax treatment applied to various grants and awards under the Incentive Plan. The exact consequences to any particular participant will depend upon the participant's particular circumstances, including the terms of his or her award agreement. State and local tax laws may vary from federal law. The federal income tax rules and regulations discussed below are subject to change by legislative actions and judicial decisions, and may be subject to differing interpretations.

         Incentive Stock Options

                  Certain options authorized to be granted under the Incentive Plan are intended to qualify as ISOs for federal income tax purposes. Under current federal income tax law, an optionee generally does not recognize taxable income upon the grant or exercise of an ISO if certain holding periods are satisfied. However, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price constitutes an "item of adjustment" for purposes of the alternative minimum tax. Exercise of an ISO may significantly increase the likelihood that the optionee will be required to pay the alternative minimum tax for the year of exercise. If the optionee pays the alternative minimum tax, the optionee may, in a subsequent year, receive a credit for the alternative minimum tax paid.

                  If the optionee does not dispose of shares acquired upon the exercise of an ISO for two years after the date of grant and one year after the date of exercise (the "holding periods"), then upon the sale of the shares, any amount realized in excess of the exercise price is taxed to the optionee as long-term capital gain and any loss sustained will be long-term capital loss.

                  Generally, if an optionee disposes of shares acquired upon exercise of an ISO within the holding periods, the optionee will have ordinary income for the year of disposition equal to the lesser of (a) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (b) the amount of gain realized upon the disposition. The Company will not be allowed any deduction for federal income tax purposes at either the time of grant or the time of exercise of an ISO. Upon any disposition of shares within the holding periods by an optionee, the Company will be entitled to a deduction in the year in which the disposition occurs to the extent the optionee realizes ordinary income.

                  Although the Company believes that the options designated as ISOs granted under the Incentive Plan will qualify under Section 422 of the Code, there can be no assurance that their status as such might not be successfully challenged by the Internal Revenue Service (the "IRS"). Any stock option found to be nonqualifying would not be eligible to receive the tax treatment described above. Instead, the option would be a NQO and receive the tax treatment described below.

         Nonqualified Stock Options

                  Certain options authorized to be granted under the Plan will be treated as NQOs for federal income tax purposes. The tax treatment of NQOs is different from the tax treatment of ISOs with respect to the time when income is recognized and the characterization of such income. For a NQO, an optionee generally recognizes income upon exercising the option. The amount of income recognized upon exercise constitutes ordinary income and equals the excess of the fair market value of the shares at the date of exercise over the exercise price. Any gain or loss recognized on the subsequent sale or exchange of the shares generally constitutes a short-term or long-term capital gain or loss, as applicable. Income tax withholding is provided for in the option agreements. The Company is entitled to a deduction in an amount equal to the ordinary income recognized by the optionee. To the extent required by the Code and Regulations, the Company will report the optionee's income to the IRS and will withhold income and employment taxes for the optionee's income (or require payment by optionee to the Company of such withholding taxes.)

         Stock Sales and Bonuses

                  If shares sold or awarded as bonuses under the Incentive Plan are transferable or are not subject to a substantial risk of forfeiture, the participant will recognize ordinary income equal to the excess of the fair market value of the shares received (determined as of the date of the award) over the amount, if any, paid for the shares. The Company will be entitled to a tax deduction in the same amount.

                  In the case of restricted shares that are not transferable and are subject to a substantial risk of forfeiture on the date of issuance, the participant will generally recognize ordinary income equal to the excess of the fair market value of shares received (determined as of the date on which the shares either become transferable or are not subject to a substantial risk of forfeiture) over the amount, if any, paid for the shares. The Company will be entitled to a tax deduction in the same amount. A participant may elect to recognize income when the shares are received, rather than upon the expiration of the transfer restriction or risk of forfeiture, and, in such event, the amount of ordinary income will be determined as of the date of issuance rather than upon expiration of the applicable restriction. The Company's tax deduction will be determined at the same time.

                  To the extent required by the Code and the Regulations, the Company will report the participant's income to the IRS and will withhold income and employment taxes from the participant's income (or require payment by the participant to the Company of such withholding taxes).

Expenses
--------
                  The Company will pay all the costs and expenses of administering the Incentive Plan.

Future Awards Under The Incentive Plan
--------------------------------------

                  As of the date of this proxy statement, the Board has not decided to make any particular awards under the Incentive Plan. Therefore, the number and type of awards to be granted under the Incentive Plan to any particular individual cannot be determined at this time.

Shareholder Approval
--------------------

                  Approval of the proposal to amend the Incentive Plan to increase the number of shares available for issuance under the Plan to 549,300 shares requires that a quorum be present and that the number of votes cast in favor of that proposal exceed the number of votes cast in opposition to the proposal. The Board of Directors unanimously recommends a vote FOR the proposed amendment to the Incentive Plan.

                        INFORMATION REGARDING MANAGEMENT

Executive Officers
------------------

                  Each officer serves at the discretion of the Company's Board of Directors. No officer, other than Mr. Schur, is subject to an agreement that requires the officer to serve Obie Media for a specified number of years. Mr. Schur is also subject to a noncompetition agreement. There are no family relationships among any of the Company's directors or executive officers, except that Mr. Obie and Ms. Mord are cousins.

                  The executive officers of the Company as of the date of this proxy statement are as follows:


Name              Age    Office                                  Has Served in
----              ---    ------                                  Present Office
                                                                 --------------

Brian B. Obie      58    Chairman of the Board, President and      Since 1987
                         Chief Executive Officer

Wayne P. Schur     54    Executive Vice President                  Since 1998


                  See "Election of Directors" for biographical information concerning Mr. Obie and Mr. Schur.

Other Significant Employees

                  Scott A. Calderwood, 32, was appointed Vice President of the Company in October 1998. He was Obie Media's Production Manager from 1995 to 1996 and a Region Manager for Oregon and Washington from 1996 to 1998. Mr. Calderwood now serves as the Company's Vice President, Western Region.

                  Brad L. Falk, 34, was appointed Vice President of the Company in 1999. He was the Sales Manager for the Company's Dallas market from 1997 to 1999, and was a sales representative in Obie Media's Portland and Salem, Oregon markets in 1994 and 1995. Mr. Falk now serves as the Company's Vice President, Northeastern Region.

                  Cherie L. McGrath, 45, was appointed Vice President of the Company in October 1998. She was the Company's Portland, Oregon Market Manager in 1996. From 1997 to 1998, she served as Obie Media's Southwest Regional Manager. Since 1998, Ms. McGrath has served as the Company's Vice President, Southeastern Region.

                  Sandy L. Trahan, 34, was appointed Vice President of Obie Media Limited, the Company's wholly owned subsidiary that operates in Canada, in 1998.

From 1996 to 1998, he served as Sales Manager for the Company's Portland, Oregon market. Mr. Trahan was a sales representative in the Portland market from 1994 to 1996.

Executive Compensation
----------------------

                  The following table summarizes the compensation Obie Media paid during each of the last three fiscal years to its Chief Executive Officer and other executive officers whose salary and bonus exceeded $100,000 during fiscal 1999 (the "Named Executive Officers"):

                           Summary Compensation Table
                                                                     Long-Term
                                                                    Compensation
                                                                       Awards
                                                                          -
                                                                      Securities    All Other
                                  Fiscal    Salary       Bonus        Underlying  Compensation
Name and Principal Position        Year      ($)          ($)          Options       ($)(1)
---------------------------       ------  -----------  -----------  ------------  ------------
Brian B. Obie,                     1999     $166,632      $40,000           558        $6,149
Chairman of the Board,             1998      166,632       25,000           502         3,749
   President and                   1997      157,200       25,000             -         3,568
   Chief Executive Officer

Wayne P. Schur,                    1999     $147,169            -             -        $5,656
   Executive Vice President (2)    1998       37,500            -       151,250           250
                                   1997            -            -             -             -

Stephen F. Grover,                 1999     $120,000      $15,000           458        $5,188
Vice President and                 1998      109,360       25,774        12,356         3,558
   General Manager (3)             1997       96,000       18,000             -         3,020

James W. Callahan,                 1999      $99,996      $ 8,000           282        $4,765
Chief Financial Officer and        1998       84,270       16,000           260         2,326
   Treasurer (4)                   1997       79,500       15,000             -             -

(1) Represents contributions made by the Company under its profit sharing and 401(k) plan on behalf of the applicable Named Executive Officers.

(2) Mr. Schur did not receive any compensation from the Company until September 1, 1998. P & C paid him an annual base salary of $200,000 in each of calendar years 1997 and 1998 (paid through August 31, 1998), with bonuses of $110,000 and $30,000 in 1997 and 1998, respectively. In addition, P & C contributed $4,000 and $4,396 on his behalf under a P & C profit sharing and 401(k) plan for 1997 and 1998, respectively. Pursuant to Mr. Schur's employment agreement with the Company, as amended, his annual salary from September 1999 to September 2000 is $116,673, with his salary increasing by $16,668 each year through the remaining three years of his five-year employment agreement.

(3) Mr. Grover resigned his employment with the Company, effective in December 1999. Mr. Grover is subject to a noncompetition agreement that continues for 12 months after his termination.

(4) Mr. Callahan resigned as the Company's Chief Financial Officer, effective in February 2000.

Stock Option Information
------------------------

                  None of the Named Executive Officers exercised any options during fiscal 1999.

                  The following table sets forth certain information regarding options granted to the Named Executive Officers during fiscal 1999:

                        Option Grants in Last Fiscal Year

                                   % of Total                                 Potential Realizable Value at
                                    Options              Market               Assumed Annual Rates of Stock
                                   Granted to  Per-Share Price               Price Appreciation for Option
                                                                             -----------------------------
                                                           on                             Term
                                                                                          ----
                   Options          Employee   Exercise   Grant   Expiration
Name               Granted          in 1999     Price     Date      Date       0%         5%  ($)   10%
                                                                                  ($)                    ($)
------------------ --------------- ----------- --------- -------- ---------- --------- ----------- ----------
Brian B. Obie           502 (1)          0.5%    $14.89   $14.89   1/1/14       -         $15,540    $31,224
Wayne P. Schur            -
Stephen F. Grover       458 (1)(2)       0.5%     14.89    14.89   1/1/14       -          14,178     28,487
James W. Callahan       282 (1)(2)       0.3%     14.89    14.89   1/1/14       -           8,729     17,540


(1) These options have a 15-year term and the shares subject to the options become exercisable at a rate of 25%, 35% and 40%, respectively, on the third, fourth and fifth anniversaries of the date of grant.

(2) Because these employees have terminated their employment with the Company, these options will not become exercisable.



                  The following table sets forth certain information regarding options held by the Named Executive Officers at November 30, 1999:


                 Aggregated Option Values at End of Fiscal Year

                      Number of Securities
                     Underlying Unexercised            Value of Unexercised
                           Options at                In-the-Money Options at
                       November 30, 1999             November 30, 1999 ($)(1)
                   ----------------------------  ----------------------------
Name               Exercisable   Unexercisable   Exercisable   Unexercisable
----
                   ------------  --------------  ------------  -------------
Brian B. Obie               -            1,060             -         $  884
Wayne P. Schur          60,500          90,750      $189,873        284,810
Stephen F. Grover       22,385          23,804       108,610         73,033
James W. Callahan       11,979           8,528        65,166         43,902

1) On November 30, 1999, the market price of the Company's Common Stock was $10.44 per share. For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be "in-the-money" and are considered to have a value equal to (i) the difference between that amount and the exercise price of the option multiplied by (ii) the number of the shares covered by the stock option.

Incentive Plan
--------------

                  The Incentive Plan provides for the issuance of 399,300 shares of Common Stock to the Company's employees, directors and consultants. Shares may be issued pursuant to: (a) ISOs; (b) NQOs; (c) stock bonuses; and (d) direct sales of stock. ISOs may be issued only to the Company's employees and will have a maximum term of 10 years from the date of grant. The exercise price for ISOs may not be less than 100% of the fair market value of the Company's Common Stock at the time of the grant, and the aggregate fair market value (as determined at the time of the grant) of shares issuable upon the exercise of ISOs for the first time in any one calendar year may not exceed $100,000. In the case of ISOs granted to holders of more than 10% of the Company's Common Stock, the exercise price may not be less than 110% of the fair market value of the Company's Common Stock at the time of the grant, and the term of the option may not exceed five years. Under the Incentive Plan, NQOs have a maximum term of 15 years from the date of grant and must be granted at an exercise price not less than 85% of the fair market value of the Company's Common Stock at the date of grant. Options become exercisable in whole or in part from time to time as determined by the Board of Directors.

                  At November 30, 1999, options covering 276,369 shares were outstanding under the Incentive Plan, with a weighted average exercise price of $8.24 per share. An additional 107,594 shares remained available for future issuances under the Incentive Plan on that date. See "Proposal 3," which seeks approval of an amendment to the Incentive Plan increasing the number of shares issuable under the Plan by 150,000 shares.


                 SCHUR EMPLOYMENT AND NONCOMPETITION AGREEMENT;
                          CHANGE-IN-CONTROL ARRANGEMENT

Schur Employment and Noncompetition Agreement
---------------------------------------------

                  In connection with Obie Media's acquisition of P & C in September 1998, the Company entered into a five-year employment and noncompetition agreement with Wayne Schur, the Executive Vice President and a director of Obie Media and the former shareholder of P & C. The agreement was amended on September 1, 1999 to reflect a reduction in Mr. Schur's hours of employment from full-time to three days per week and a decrease in his salary. Under the agreement, as amended, Mr. Schur's annual salary, commencing September 1, 1999, is $116,673 and will increase by $16,668 in each of the third through fifth years of his employment. Prior to the amendment, his annual salary, commencing September 1, 1999, would have been $175,000 with increases of $25,000 in each remaining year of the agreement. The agreement contains noncompetition and nondisclosure provisions.

                  The agreement provides that the Company may terminate Mr. Schur's agreement at any time after September 1, 2001 without "cause," as defined in the agreement. In that case, the Company generally would be liable to Mr. Schur for a severance benefit payment equal to his annual salary for the then upcoming contract year. The agreement further provides that the Company may terminate his contract at any time for cause. In such case, the Company would be liable to him only for salary and benefits earned by him through the date of such termination. Pursuant to Mr. Schur's employment agreement, on September 1, 1998, the Company granted him an NQO for 151,250 shares of the Company's Common Stock (the "Option Shares"), of which 30,250 Option Shares were exercisable upon the grant date. The remaining 121,000 Option Shares are exercisable in equal increments on the first, second, third and fourth anniversaries of September 1, 1998. If Mr. Schur terminates his employment with Obie Media during the first three years of his employment agreement, other than for breach of the agreement by the Company, he will forfeit any Option Shares not exercisable as of the date of such termination. Termination of Mr. Schur's employment for any other reason will not affect his right to acquire the Option Shares.

Change-in-Control Arrangement
-----------------------------

                  Under the terms of the acquisition agreement by which the Company acquired all of the outstanding stock of P & C from Mr. Schur, $1.5 million of the base purchase price and 90,750 shares of Common Stock payable to Mr. Schur were deferred. The acquisition agreement provides that a portion of the deferred base purchase price is payable by the Company annually, with the final payment to be made to Mr. Schur no later than January 1, 2003. However, the agreement further provides that the entire unpaid purchase price (cash and stock) is immediately payable to Mr. Schur upon a "Change of Management" of Obie Media (other than a Change of Management which results from the death or disability of Brian Obie). Under the agreement, the term "Change of Management" means that Mr. Obie no longer serves as the Company's Chief Executive Officer or that Mr. Obie (directly or indirectly through immediate family members) fails to own at least 25% of the Company's outstanding Common Stock.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                  Our policy for transactions with affiliates, adopted following the Company's initial public offering in November 1996, provides that all proposed transactions by the Company with its directors, officers, 5% shareholders and their affiliates be entered into only if such transactions are
(a) on terms no less favorable to Obie Media than could be obtained from unaffiliated parties, (b) reasonably expected to benefit Obie Media and (c) approved by a majority of the disinterested, independent members of the Company's Board of Directors. Set forth below are descriptions of certain transactions between Obie Media and its directors, officers or 5% shareholders or their affiliates since December 1, 1997.

Outdoor Advertising Displays
----------------------------

                  Until December 31, 1997, Obie Media leased outdoor advertising displays from MO Partners, in which Brian Obie and Delores Mord hold partnership interests of approximately 85% and 15%, respectively. The lease agreement required monthly payments of a minimum base rent plus additional rent equal to 5% of the gross revenues derived by Obie Media from advertising on the displays. The minimum base rental payments were $9,000 per month in calendar 1997. The lease expired at the end of calendar 1997. Total lease expenses were $18,000 in fiscal 1998. On December 31, 1997, the Company exercised its option, granted in fiscal 1996, to purchase the outdoor advertising displays of MO Partners for $698,000. Prior to the purchase of the outdoor displays from MO Partners, Obie Media had guaranteed certain indebtedness of MO Partners, the outstanding balance of which was $415,000 at November 30, 1997. The Company paid for the displays with a promissory note. Upon the note's payment in full in April 1998, the Company's guaranty of the MO Partners debt was released. The Company believes the option price was at least as favorable to Obie Media as would have been available from an unrelated party through arms-length negotiations.

                  MO Partners also leases land to the Company for two outdoor advertising displays. Lease payments for these properties equal 20% of the annual revenues Obie Media derives from these displays. Lease payments were $12,000 in each of fiscal 1998 and 1999. The Company believes that the terms of these leases are at least as favorable to Obie Media as would be available with an unrelated third party through arm's-length negotiations.

Office and Production Space
---------------------------

                  In April 1997, the Company consolidated the Company's operations in Eugene in a headquarters building leased from Obie Industries at market rates. The Company's rental and lease payments on these properties were $171,000 and $180,311 in fiscal 1998 and 1999, respectively.

Personal Services
-----------------

                  Brian Obie, the Company's Chairman of the Board, President and Chief Executive Officer, provides limited services to Obie Industries and its subsidiaries. Mr. Obie is the President, a director and the controlling shareholder of Obie Industries. It is estimated that Mr. Obie spends on average less than 5% of his time working on Obie Industries matters.


          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

                  Section 16(a) of the Exchange Act requires the Company's officers, directors and more-than-10% shareholders to file reports of ownership and changes in ownership with the SEC. Officers, directors and more-than-10% shareholders are required by SEC regulations to furnish the Company with all Section 16(a) forms they file.

                  Based solely on the Company's review of the copies of such forms that the Company received and written representations from the Company's officers and directors, the Company believes that all required forms were timely filed with respect to fiscal 1999, except that Richard Williams filed two reports late (covering one sale of shares and the grant of an option).


                         INDEPENDENT PUBLIC ACCOUNTANTS

                  Arthur Andersen LLP, independent public accountants, examined the financial statements of the Company for fiscal 1999. Representatives of Arthur Andersen LLP will be at the annual meeting and will have an opportunity to make a statement if they desire to do so and answer any appropriate questions concerning their report. However, management has been advised that the representatives of Arthur Andersen LLP do not plan to make a statement.

                  The Company will appoint at a later date independent public accountants to audit the Company's financial statements for the 2000 fiscal year. The Board of Directors or the Audit Committee will review the scope of any such audit and other assignments given to the auditors to assess whether such assignments would affect their independence.


                              SHAREHOLDER PROPOSALS

                  Shareholders may only bring business before an annual meeting if the shareholder proceeds in compliance with the Company's Bylaws. For business to be properly brought before the 2000 annual meeting by a shareholder, notice of the proposed business must be given to the Secretary of the Company, in writing, on or before the close of business on March 22, 2000. In order to be valid, a shareholder's notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting: (a) a brief description of the matter proposed to be brought before the meeting; (b) the name and record address of such shareholder; (c) the number of shares of the Company's Common Stock which are owned beneficially or of record by such shareholder; and (d) any material interest of the shareholder in the matter. The presiding officer at an annual meeting will determine whether any matter was properly brought before the meeting in accordance with the above provisions. If the presiding officer determines that any matter has not been properly brought before the meeting, he or she will so declare at the meeting, and any such matter will not be considered or acted upon.

                  To be eligible for inclusion in the Company's proxy materials for the 2001 annual meeting of shareholders, a proposal intended to be presented by a shareholder for action at that meeting must, in addition to complying with the shareholder eligibility and other requirements of the rules of the SEC governing such proposals, be received no later than November 16, 2000 by the Secretary of the Company at the Company's executive offices at 4211 West 11th Avenue, Eugene, Oregon 97402.

                  With respect to shareholder nominations of directors, the procedures prescribed by the Bylaws are described under "Election of Directors" above.


                                  OTHER MATTERS

                  While the notice of the annual meeting of shareholders provides for the transaction of such other business as may properly come before the meeting, management does not know of any matters to be presented other than the matter set forth in this proxy statement. If any further business is presented to the meeting, the persons named in the proxies will vote the shares represented by such proxies according to their best judgment.

Eugene, Oregon
March 16, 2000

                             OBIE MEDIA CORPORATION
               Proxy solicited on behalf of the Board of Directors
                  Annual Meeting of Shareholders April 21, 2000

         The undersigned hereby appoints Brian B. Obie and Michael E. Hubbard as proxies with full power of substitution, to represent and vote, as designated below, on behalf of the undersigned, all shares which the undersigned may be entitled to vote at the annual meeting of shareholders of OBIE MEDIA CORPORATION on April 21, 2000, and any adjournment or postponement thereof, with all powers that the undersigned would possess if personally present. Either or both of the proxies may exercise all powers granted hereby.

1.   ELECTION OF DIRECTORS

                  VOTE FOR both  nominees  for  Class 2  director  listed  below
            ------  (except as marked to the contrary)

                  WITHHOLD AUTHORITY to vote for both nominees listed below
            ------

         (Instruction: To withhold authority to vote for either individual nominee, strike a line through the nominee's name below)

         Randall C. Pape            Stephen A. Wendell

2.   APPROVAL OF EMPLOYEE SHARE PURCHASE PLAN

                  FOR                AGAINST                    ABSTAIN
            ------             ------                     ------

3. APPROVAL OF AMENDMENT TO RESTATED 1996 STOCK INCENTIVE PLAN INCREASING THE NUMBER OF SHARES ISSUABLE UNDER THE PLAN.

                  FOR                AGAINST                    ABSTAIN
            ------             ------                     ------

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED FOR CLASS 2 DIRECTOR AND FOR APPROVAL OF PROPOSALS 2 AND 3. IN ADDITION, THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

         Please date and sign exactly as your name or names appear below. If more than one name appears, all should sign. Persons signing as attorney, executor, administrator, trustee, guardian, corporate officer or in any other official or representative capacity, should also provide full title. If a partnership, please sign in full partnership name by authorized person.

                      Dated:                                             , 2000
                            ---------------------------------------------


                            ---------------------------------------------

                            ---------------------------------------------

                                                     Signature or Signatures

PLEASE SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                                       EXHIBIT A

                             OBIE MEDIA CORPORATION
                          EMPLOYEE SHARE PURCHASE PLAN

                        Adopted by the Board of Directors
                              on February 25, 2000


                              ARTICLE I -- PURPOSE

1.01.    Purpose

The Obie Media Corporation Employee Share Purchase Plan is intended to provide a method whereby Employees of Obie Media Corporation and its Subsidiary Corporations (hereinafter referred to, unless the context otherwise requires, as the "Company") will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

                            ARTICLE II -- DEFINITIONS

2.01.    Base Pay

"Base Pay" shall mean W-2 pay, excluding income arising from exercising stock options.

2.02.    Discount Percentage

"Discount Percentage" shall mean that percentage (between 90 and 100%) of the market value of the Company's shares which the Plan Administrator establishes for determining the purchase price for shares under the Plan.

2.03.    Employee

"Employee" means any person who is customarily employed on a full-time or part-time basis by the Company and is regularly scheduled to work more than 20 hours per week.

2.04.    Offering

"Offering" means a quarterly offering of the rights to purchase shares of the Company's Common Stock.

2.05.    Offering Commencement Date

"Offering Commencement Date" means the first of any January, April, July or October, as the case may be, on which the particular Offering begins.

2.06.    Offering Termination Date

"Offering Termination Date" means the March 31, June 30, September 30 or December 31, as the case may be, on which the particular Offering terminates.

2.07.    Plan Administrator

"Plan Administrator" means the person or persons appointed by the Board of Directors to administer the Plan in accordance with Article XI.

2.08.    Subsidiary Corporation

"Subsidiary Corporation" shall mean any present or future corporation which (i) would be a subsidiary corporation of Obie Media Corporation as that term is defined in Section 424 of the Code and (ii) is designated as a participating employer in the Plan by the Plan Administrator.

                  ARTICLE III -- ELIGIBILITY AND PARTICIPATION

3.01.    Initial Eligibility

All Employees of the Company shall be eligible to participate in the Plan except as follows:

(a)               No  Employee  who  is  covered  by  a  collective   bargaining
                  agreement may participate unless the terms of such collective bargaining agreement provide for participation in this Plan.

(b) Employees who reside outside the United States shall not participate unless the Board of Directors of the Company, by duly authorized resolution, authorizes such Employees to participate.

Any Employee who shall have completed one year of employment and shall be employed by the Company on the date his or her participation in the Plan is to become effective shall be eligible to participate in offerings under the Plan, which commence on or after such one-year period has concluded.

3.02.    Leave of Absence

For purposes of participation in the Plan, a person on leave of absence shall be deemed to be an Employee for the first 90 days of such leave of absence, and such Employee's employment shall be deemed to have terminated at the close of business on the 90th day of such leave of absence, unless such Employee shall have returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such 90th day. Termination by the Company of any Employee's leave of absence, other than termination of such leave of absence on return to full-time or part-time employment, shall terminate an Employee's employment for all purposes of the Plan and shall terminate such Employee's participation in the Plan and right to exercise any option.

3.03.    Restrictions on Participation

Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option to participate in the Plan:

         (a) if, immediately after the grant, such Employee would own shares, and/or hold outstanding options to purchase shares, possessing 5% or more of the total combined voting power or value of all classes of shares of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining share ownership of any Employee); or

         (b) which permits his or her rights to purchase shares under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of the shares (determined at the time such option is granted) for each calendar year in which such option is outstanding.

3.04.    Commencement of Participation

An Employee may participate in the Plan by completing an authorization for a payroll deduction on the form provided by the Company and filing it with the Plan Administrator on or before the date set therefor by the Plan Administrator, which date shall be prior to the Offering Commencement Date for the Offering. Payroll deductions for an Employee shall commence on the applicable Offering Commencement Date when his or her authorization for a payroll deduction becomes effective and shall end on the Offering Termination Date of the Offering to which such authorization is applicable unless sooner terminated by the Employee as provided in Article VIII.

                      ARTICLE IV -- OFFERINGS; TERM OF PLAN

4.01.    Quarterly Offerings

The Plan will be implemented by quarterly offerings of rights to purchase shares of the Company's Common Stock beginning on the 1st day of January, April, July and October in each of the years 2000, 2001, 2002, 2003 and 2004. Each Offering shall terminate on the last day of the month before the start of the next following Offering. The maximum number of shares issued in the respective years shall be:

         For 2000:     25,000 shares.

         For 2001:     25,000 shares plus unissued shares from the prior
                       Offerings, whether offered or not.

         For 2002:     25,000 shares plus unissued shares from the prior
                       Offerings, whether offered or not.

         For 2003:     25,000 shares plus unissued shares from the prior
                       Offerings, whether offered or not.

         For 2004: Up to 25,000 shares from any unissued shares from the prior Offerings, whether offered or not.

4.02.    Term of Plan

Unless terminated earlier pursuant to Section 12.05, the Plan shall terminate on January 1, 2005.

                         ARTICLE V -- PAYROLL DEDUCTIONS

5.01.    Amount of Deduction

At the time an Employee files an authorization for payroll deduction, he or she shall elect to have deductions made from his or her Base Pay on each payday during the time he or she is participating in an Offering. The deduction shall be either:

         (a) a specified dollar amount, not to exceed ten percent of Base Pay in effect at the Offering Commencement Date of such Offering; or

         (b) a whole percentage between one and ten percent of Base Pay in effect at the Offering Commencement Date of such Offering.

In the case of a part-time hourly Employee, such Employee's Base Pay during an Offering shall be determined by multiplying such Employee's hourly rate of pay in effect on the Offering Commencement Date by the number of regularly scheduled hours of work for such Employee during such Offering.

5.02.    Employee's Account

All payroll deductions made for an Employee shall be credited to his or her account under the Plan. An Employee may not make any separate cash payment into such account except when on leave of absence and then only as provided in
Section 5.04.

5.03.    Changes in Payroll Deductions

An Employee may discontinue participation in the Plan as provided in Article VIII, but no other change can be made during an Offering and, specifically, an Employee may not alter the amount of payroll deductions for that Offering.

5.04.    Leave of Absence

If a participating Employee goes on a leave of absence, such Employee shall have the right to elect: (a) to withdraw the balance in his or her account pursuant to Section 7.02 and discontinue contributions to the Plan, or (b) continue to participate in the Plan during such leave of absence, authorizing deductions to be made from payments by the Company to the Employee during such leave of absence and undertaking to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Company to such Employee are insufficient to meet his or her authorized Plan deductions.

                         ARTICLE VI -- GRANTING OPTIONS

6.01.    Number of Option Shares

On the Offering Commencement Date of each Offering, a participating Employee shall be deemed to have been granted an option to purchase a maximum number of shares of the Company equal to an amount determined as follows: an amount equal to

         (a) either (a) the aggregate dollar amount of deductions which he or she has elected to have withheld during the Offering; or
                  (b) that percentage of the Employee's Base Pay which he or she has elected to have withheld multiplied by the Employee's Base Pay during the period of that Offering;

         (b) divided by the amount which the Plan Administrator establishes as the purchase price per share for the applicable Offering.

The Plan Administrator shall establish the purchase price as a percentage of the market value of the Company's shares, determined as provided in Section 6.02 below. An Employee's Base Pay during the period of an Offering shall be determined by multiplying the normal weekly rate of pay (as in effect on the last day prior to the Offering Commencement Date of the particular Offering) by 13 or the hourly rate by 520; provided that, in the case of a part-time hourly Employee, the Employee's Base Pay during the period of an Offering shall be determined by multiplying such Employee's hourly rate by the number of regularly scheduled hours of work for such Employee during such Offering.

6.02.    Option Price

The option price of shares purchased with payroll deductions made during each Offering shall be determined by applying a Discount Percentage to the market value of the shares. The Discount Percentage for each Offering shall be established by the Plan Administrator and announced to the Employees prior to the commencement of the Offering Period. The Discount Percentage shall be not less than 90% and may be any percentage between 100% and 90%, as determined by the Plan Administrator. The option price of shares shall be the lower of:

         (a) the Discount Percentage times the closing price of a share on the Offering Commencement Date or the nearest prior business day on which trading occurred on the NASDAQ National Market or other principal trading market; or

         (b) the Discount Percentage for the Offering times the closing price of a share on the Offering Termination Date or the nearest prior business day on which trading occurred on the Nasdaq SmallCap Market.

If the Common Stock of the Company is not admitted to trading on the Nasdaq National Market or other national trading market on any of the aforesaid dates for which closing prices of shares are to be determined, then reference shall be made to the fair market value of the shares on that date, as determined on such basis as shall be established or specified for the purpose by the Plan Administrator.

                        ARTICLE VII -- EXERCISE OF OPTION

7.01.    Automatic Exercise

Unless an Employee gives written notice to the Company as hereinafter provided, his or her option for the purpose of purchasing shares with payroll deductions made during any offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such offering, for the purchase of the number of full shares which the accumulated payroll deductions in his or her account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted to the Employee pursuant to Section 6.01), and any excess in his or her account at that time will be returned to the participant.

7.02.    Withdrawal of Account

By written notice to the Plan Administrator, at any time prior to the Offering Termination Date applicable to any Offering, a participant may elect to withdraw all the accumulated payroll deductions in his or her account at such time.

7.03.    Fractional Shares

Fractional shares will not be issued under the Plan, and any accumulated payroll deductions which would have been used to purchase fractional shares will be returned to any Employee promptly following the termination of an Offering, without interest.

7.04.    Transferability of Option

During an Employee's lifetime, options held by the Employee shall be exercisable only by that Employee.

7.05.    Delivery of Shares

As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each participating Employee, as appropriate, the shares purchased upon exercise of the option.

                           ARTICLE VIII -- WITHDRAWAL

8.01.    In General

As indicated in Section 7.02, an Employee may withdraw payroll deductions credited to his or her account under the Plan at any time by giving written notice to the Plan Administrator. All of the Employee's payroll deductions credited to his or her account will be paid to the Employee promptly after receipt of the notice of withdrawal, and no further payroll deductions will be made from such Employee's pay during such Offering. The Company may, at its option, treat any attempt to borrow by an Employee on the security of accumulated payroll deductions as an election, under Section 7.02, to withdraw such deductions.

8.02.    Effect on Subsequent Participation

An Employee's withdrawal from any Offering will not have any effect upon his or her eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

8.03.    Termination of Employment

Upon termination of the Employee's employment for any reason, including retirement (but excluding death while in the employ of the Company or continuation of a leave of absence for a period beyond 90 days), the payroll deductions credited to his or her account will be returned to the Employee, or, in the case of the death subsequent to the termination of employment, to the person or persons entitled thereto under Section 12.01.

8.04.    Termination of Employment Due to Death

Upon termination of the Employee's employment because of death, the beneficiary (as defined in Section 12.01) shall have the right to elect, by written notice given to the Plan Administrator prior to the earlier of the Offering Termination Date or the expiration of a period of 60 days commencing with the date of the death of the Employee, either:

         (a) to withdraw all of the payroll deductions credited to the Employee's account under the Plan, or

         (b) to exercise the Employee's option for the purchase of shares on the Offering Termination Date next following the date of the Employee's death for the purchase of the number of full shares which the accumulated payroll deductions in the Employee's account at the date of the Employee's death will purchase at the applicable option price, and any excess in such account will be returned to said beneficiary, without interest.

In the event that no such written notice of election shall be duly received by the Plan Administrator, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph (a) above, to withdraw the amounts credited to the Employee's account.

8.05.    Leave of Absence

An Employee on leave of absence shall,  subject to the election made pursuant to
Section 5.04, continue to participate in the Plan so long as such person is on continuous leave of absence. An Employee who has been on leave of absence for more than 90 days, and who therefore is not an

Employee for the purpose of the Plan, shall not be entitled to participate in any offering commencing after the 90th day of such leave of absence.
Notwithstanding any other provisions of the Plan, if an Employee on leave of absence returns to regular full-time or part-time employment with the Company, such person may participate in the Plan at the beginning of the next Offering Period.

                              ARTICLE IX -- SHARES

9.01.    Maximum Shares

The maximum number of shares which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 12.04, shall be 25,000 shares per year, plus in each Offering all unissued shares from prior Offerings, whether offered or not, not to exceed 100,000 shares for all Offerings. If the total number of shares for which options are exercised on any Offering Termination Date in accordance with Article VI exceeds the maximum number of shares for the applicable Offering, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each Employee under the Plan shall be returned to the Employee as promptly as possible.

9.02.    Employee's  Interest in Option Shares

An Employee will have no interest in shares covered by an option until such option has been exercised.

9.03.    Registration of Shares

Shares to be delivered under the Plan will be registered in the name of the Employee, or, if the Employee so directs by written notice to the Plan Administrator prior to the Offering Termination Date applicable thereto, in the names of the Employee and one such other person as may be designated by the Employee, as joint tenants with rights of survivorship, or as tenants by the entireties, to the extent permitted by applicable law.

                       ARTICLE X -- RESTRICTIONS ON SHARES

10.01.   Restrictions on Exercise

The Plan Administrator may, in its discretion, require as conditions to the exercise of any option, that the shares of Common Stock reserved for issuance upon the exercise of the option shall have been duly listed, upon official notice of issuance, upon a stock exchange or other inter-dealer quotation system, and that either:

         (a) a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective, or

         (b) the Employee shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is his or her intention to purchase the shares for investment and not for resale or distribution.

                          ARTICLE XI -- ADMINISTRATION

11.01.   Appointment of Plan Administrator

The Board of Directors shall appoint a Plan Administrator to administer the Plan.

11.02.   Authority of Plan Administrator

Subject to the express provisions of the Plan, the Plan Administrator shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Plan Administrator's determination on the foregoing matters shall be conclusive.

11.03.   Rules Governing the Administration of the Plan Administrator

If more than one person is appointed to serve as Plan Administrator, the Board of Directors may from time to time appoint members of the Plan Administrator in substitution for, or in addition to, members previously appointed and may fill vacancies, however caused, in the Plan Administrator. The Plan Administrator may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Plan Administrator shall be made by a majority of its members. The Plan Administrator may correct any defect or omission, or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Plan Administrator shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Plan Administrator may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

                          ARTICLE XII -- MISCELLANEOUS

12.01.   Designation of Beneficiary

An Employee may file a written designation of a beneficiary who is to receive any shares and/or cash. Such designation of beneficiary may be changed by the Employee at any time by written notice to the Plan Administrator. Upon the death of an Employee and upon receipt by the Company of proof of identity and existence at the Employee's death of a beneficiary validly designated under the Plan, the Company shall deliver such shares and/or cash to such beneficiary. In the event of the death of an Employee, and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Employee's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Employee, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents of the Employee as the Company may designate. No beneficiary shall, prior to the death of the Employee, acquire any interest in the shares or cash credited under the Plan

12.02.   Transferability

Neither payroll deductions credited to an Employee's account nor any rights with regard to the exercise of an option, or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with
Section 7.02.

12.03.   Use of Funds

All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

12.04.   Adjustment Upon Changes in Capitalization

         (a) If, while any options are outstanding, the outstanding shares of Common Stock of the Company have increased, decreased, changed into or been exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock dividend, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Plan Administrator in the number and/or kind of shares which are subject to purchase under outstanding options and on the option exercise price or prices applicable to such outstanding options. In addition, in any such event, the number and/or kind of shares which may be offered in the Offerings described in Article IV hereof shall also be proportionately adjusted.

         (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or shares of the Company to another corporation, the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such option for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such transaction. The Board of Directors shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this Section 12.04 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such option might thereafter be entitled to receive.

12.05.   Amendment and Termination

The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the shareholders of the Corporation (i) increase the maximum number of shares which may be issued under any Offering (except pursuant to Section 12.04); or (ii) amend the requirements as to the class of Employees eligible to purchase shares under the Plan. No termination, modification or amendment of the Plan may, without the consent of an Employee then having an option under the Plan to purchase shares, adversely affect the rights of such Employee under such option.

12.06.   Effective Date

The Plan shall become effective as of April 1, 2000, subject to approval by the holders of the majority of the Common Stock present and represented at a special or annual meeting of the shareholders held on or before December 31, 2000. If the Plan is not so approved, the Plan shall not become effective.

12.07.   No Employment Rights

The Plan does not, directly or indirectly, create any right for the benefit of any Employee or class of Employees to purchase any shares under the Plan, or create in any Employee or class of Employees any right with respect to continuation of employment by the Company, and it shall not


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be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.

12.08.   Effect of Plan

The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

12.09.   Governing Law

The law of the State of Oregon will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.